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                                                                    ------------
                                                                    Exhibit 10.3
                                                                    ------------

                              CITY NATIONAL BANK
                      633 West Fifth Street, Tenth Floor
                         Los Angeles, California 90071
                  PHONE  (213) 615-6349   FAX  (213) 615-8339

S. Steve Tsoflias                                           Downtown Commercial
Vice President                                              Banking Center

                                January 2, 2001

Mr. Gerald L. Salzman
Daily Journal Corporation
915 E. 1st Street
Los Angeles, CA 90012

     Re: Revolving Note dated January 2, 2001, in the Original Principal Sum of $4,000,000.00 ("Note") executed by Daily Journal Corporation and Sustain Technologies (collectively "Borrower") in favor of City National Bank ("CNB")

Dear Mr. Salzman:

     This is to confirm that CNB will extend the credit facility more completely described in the enclosed Note, subject to the additional terms and conditions set forth herein. Capitalized terms not defined in this letter have the meanings given them in the Note. This letter is hereby incorporated into the Note (this letter and the Note, collectively, the "Note").

                       A. ADDITIONAL EVENTS OF DEFAULT.

     The following shall constitute additional Events of Default under the Note:

1. Failure of Borrower to furnish CNB, within the times specified, the following statements:

     1.1 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a financial statement consisting of not less than a balance sheet, income statement, and statement of cash flows, with notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

     1.2 Within ninety (90) days after the close of each fiscal year, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied.
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     1.3  Within thirty (30) days after the end of each month, excluding months that coincide with the quarter ending or fiscal year ending, a financial statement consisting of not less than a balance sheet and income statement, prepared in accordance with generally accepted accounting principals consistently applied, which financial statements may be internally prepared;

     1.4 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request;

2. Declare or pay cash dividends and repurchase company stock in aggregate in excess of $500,000 during any fiscal period without CNB consent;

3. Make acquisitions in excess of $500,000 during any fiscal period without consent from CNB;

4. Change the majority of the existing Board of Directors, except through merger or sale of the Borrower so long as the buyer is a stronger credit and is approved by CNB in its sole discretion.

                      C. ADDITIONAL TERMS AND CONDITIONS.

     The following additional terms and conditions shall also apply to the Note:

     1. Environmental Indemnification. In consideration of CNB extending credit to Borrower, Borrower has agreed to indemnify CNB against any claims that may arise as a result of Borrower's business activities that are environmental in nature and for which CNB may be named as a liable party.

     Borrower agrees that it shall indemnify and hold harmless CNB, its parent company, subsidiaries and all of their respective directors, officers, employees, agents, successors, attorneys, and assigns from and against any loss, damage, cost, expense, or liability directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, or about Borrower's property or operations or property leased to Borrower, including but not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). For these purposes, the term "Hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. This indemnity shall survive repayment of Borrower's obligations to CNB.
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     Except for documents and instruments specifically referenced herein or in the Note, this letter and the Note constitute the entire agreement of the parties hereto and supersedes any prior or contemporaneous oral or written agreements, understandings, representations, warranties and negotiations, if any, which are merged into this letter and the Note. If you agree to accept the terms of this letter and the Note, please sign the enclosed acknowledgment copy of this letter, as well as the enclosed Note, and return them to me on or before January 2, 2001.

Sincerely,

City National Bank, a national
banking association,

By:    /s/ Paul L. Branks, SVP
       --------------------------------------
       S. Steve Tsoflias, Vice President

Accepted and Agreed this 8th day of
January, 2001

Daily Journal Corporation

By:    /s/ Gerald L. Salzman
       --------------------------------------
       Gerald L. Salzman
Title: President

Sustain Technologies, Inc.

By:    /s/ Gerald L. Salzman
       --------------------------------------
       Gerald L. Salzman
Title: Secretary